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                                                                    EXHIBIT 10.8



                     FORM OF REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT (the "Registration Agreement") is made as of the _____ day of __________, 1996, by and between PHYSICIANS' SPECIALTY CORP., a Delaware corporation ("PSC"), and ____________________________________
("Shareholder"). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement among PSC, PSC Acquisition Corp. and Shareholder of even date herewith (the "Agreement").

PSC and Shareholder hereby agree as follows:

     1. Piggyback Registration Rights. If PSC at any time proposes to register any of its Voting Common Stock $.001 par value per share ("PSC") for its own or others' account under the Securities Act of 1933, as amended (the "1933 Act") for an underwritten public offering for cash, other than a registration relating to employee benefit plans, mergers, acquisitions, exchange offer or dividend reinvestment plan, PSC will give Shareholder prompt written notice of its intent to do so. Upon the written request of Shareholder given within 30 days after receipt of such notice, PSC will use its best efforts to cause to be included in such registration all of the PSC Common Stock which Shareholder requests. For purposes of this Registration Agreement, "PSC Common Stock" means any and all shares of PSC Stock transferred to Shareholder in exchange for __________________________________________________
______________________________________ under the Agreement.  Notwithstanding the foregoing, if PSC is advised in writing in good faith by any managing underwriter of the securities being offered pursuant to any registration statement under this Section 1 that the number of shares to be sold by persons other than PSC is greater than the number of such shares which can be offered without adversely affecting the offering, PSC may reduce pro rata the number of shares offered for the accounts of such persons (based upon the number of shares requested to be registered by such persons) to a number deemed satisfactory by such managing underwriter.

     2. Registration Procedures. All expenses in connection with the registrations under this Registration Agreement (including all registration, filing, qualification, printer's, PSC's counsel and accounting fees, but excluding underwriting commissions and discounts) shall be borne by PSC. In connection with registrations under Section 1 hereof, PSC shall (i) use its best efforts to prepare and file with the SEC, as soon as reasonably practicable, a registration statement with respect to the PSC Common Stock and use its best efforts to cause such registration to promptly become and remain effective for a period of at least 120 days (or such shorter period during which Shareholder shall have sold all PSC Common Stock he requested to be registered); (ii) use its best efforts to register and qualify the PSC Common Stock covered by such registration statement under applicable state securities law as the Shareholder shall reasonably request for the distribution of the PSC Common Stock; and (iii) take such other actions as are reasonable and necessary to comply with the requirements of the 1933 Act and the regulations thereunder.


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     3. Underwriting Arrangement.  In connection with each registration pursuant to Section 1 hereof covering an underwritten public offering, PSC and Shareholder agree to enter into a written agreement with the managing underwriter in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of PSC's size and investment stature, including indemnification.

     4. Availability of Rule 144. PSC shall not be obligated to register shares of PSC Common Stock held by the Shareholder at any time when the resale provisions of Rule 144 promulgated under the 1933 Act are available to Shareholder without limitation as to volume.

     5. Market Standoff. In consideration of the granting to Shareholder of the registration rights under this Registration Agreement, Shareholder agrees that he will not sell, transfer or otherwise dispose of, including without limitation through put or short sale arrangements, shares of PSC Common Stock in the ten days prior to the effectiveness of any registration of PSC Stock for sale to the public and for up to 180 days following the effectiveness of such registration, provided that all directors, executive officers and holders of more than five percent of the outstanding PSC Stock agree to the same restrictions.

     6. Successors and Assigns. Except as provided in Section 7, this Registration Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, their successors and permitted assigns, and the heirs, devisees and legal representatives of Shareholder.

     7. Assignment of Registration Rights. The rights to request PSC to register PSC Common Stock pursuant to Section 1 hereof may be assigned by Shareholder to a permitted transferee of the PSC Common Stock owned by the Shareholder, and by such permitted transferee to a subsequent permitted transferee, but only if such rights are transferred in connection with the sale or other transfer of all the PSC Common Stock then held by Shareholder. Any transferee to whom rights under this Registration Agreement are transferred shall (i) as a condition to such transfer, deliver to PSC a written instrument by which such transferee agrees to be bound by the obligations imposed upon Shareholder under this Registration Agreement to the same extent as if she, he or it were a Shareholder under this Registration Agreement and (ii) be deemed to be Shareholder hereunder.

     8. Indemnification and Contribution.

        (a) Indemnification. In connection with any registration and/or sale of any PSC Common Stock pursuant to this Registration Agreement, PSC shall, and hereby does, indemnify and hold harmless Shareholder against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which Shareholder may be subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement (or alleged untrue statement) of any material fact contained in any registration statement under which such securities were registered under the Securities Act or offered for sale, any preliminary prospectus or final
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prospectus contained therein, or any summary prospectus issued in connection with any securities being registered or offered for sale thereby, or any amendment or supplement thereto, or any document incorporated by reference therein, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation by PSC of the Securities Act or any Blue Sky law, or any rule or regulation promulgated under the Securities Act or any Blue Sky law, or any other law applicable to PSC in connection with the sale, registration or qualification of any PSC Common Stock, and PSC shall reimburse Shareholder for any legal or other expenses reasonably incurred by him in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that PSC shall not be liable to any such person in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon any such untrue statement or omission made in such registration statement, preliminary prospectus, summary prospectus, prospectus, or amendment or supplement thereto, or such other document, in reliance upon and in conformity with written information furnished to PSC by Shareholder specifically for use therein. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of Shareholder and shall survive the transfer of such securities by Shareholder.

     PSC may require, as a condition to including any PSC Common Stock held by Shareholder in any Registration Statement filed pursuant to Section 1, that PSC shall have received an undertaking from Shareholder to indemnify and hold harmless (in the same manner and to the same extent as set forth in the immediately preceding paragraph of this Section 8(a) PSC, each director of PSC, each officer of PSC who shall sign such Registration Statement and each other person, if any, who controls PSC within the meaning of the Securities Act (except Shareholder, if Shareholder so controls PSC), with respect to any untrue statement in or omission from such Registration Statement, any preliminary prospectus or final prospectus contained therein, any summary prospectus issued in connection with any securities being registered or offered for sale thereby, or any amendment or supplement thereto, or any filing with or representation to the Commission or any state securities commission or other authority under the Securities Act or any Blue Sky law, or any other law, applicable to PSC in connection with the sale, registration or qualification of any PSC Common Stock, in each case if such statement or omission was made in reliance on and in conformity with written information furnished to PSC by Shareholder specifically for use in preparing any such registration statement, preliminary prospectus, final prospectus, summary prospectus or amendment or supplement thereto, or in making any such filing or representation; provided, however, that the liability of Shareholder pursuant to any such undertaking shall not exceed the net cash proceeds received by Shareholder from the sale of PSC Common Stock covered by the Registration Statement giving rise to such liability. Shareholder shall promptly provide such undertaking upon request, provided that any failure of Shareholder to provide such undertaking shall have no effect on the obligations of PSC hereunder. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and shall survive any transfer of the PSC Common Stock held by the indemnifying party.

     (b) Contribution. If the indemnification provided for in Section 8(a) above is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred
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to therein, then the intended indemnifying party, in lieu of indemnifying such intended indemnified party thereunder, shall contribute to the amount paid or payable by such attended indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of the intended indemnifying party on the one hand and of the intended indemnified parties on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the intended indemnifying party and of the intended indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the intended indemnifying party or by the intended indemnified party and the party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     PSC and Shareholder agree that it would not be just and equitable if contribution pursuant to this Section 8(b) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities or actions or proceedings in respect thereof referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (c) Notice of Claims, etc. Promptly after receipt by an indemnified party under Section 8(a) above of notice of the commencement of any action or proceeding, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, notify the indemnifying party in writing of the commencement thereof. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnifying party. Upon the permitted assumption by the indemnifying party of the defense of such action the indemnifying party shall not be liable to such indemnified party under this
Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof (other than reasonable costs of investigation) unless the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

     9. Entire Agreement. This Registration Agreement constitutes the entire agreement and understanding between Shareholder and PSC and supersedes any prior or contemporaneous agreement or understanding relating to the subject matter of this Registration Agreement. This Registration Agreement may be modified or amended only by a written instrument executed by Shareholder and PSC (acting through its officers, duly authorized by its Board of Directors).

     10. Counterparts. This Registration Agreement may be executed in two or more
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counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     11. Notices. Any notice to be given pursuant to this Registration Agreement shall be sufficiently given if sent by registered mail, return receipt requested, postage prepaid, and addressed as follows:

     If to PSC:

         Physicians' Specialty Corp.
         3414 Peachtree Road
         Suite 238
         Atlanta, Georgia 30326

     If to Shareholder:







     12. Governing Law and Jurisdiction. This Registration Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of Georgia, without regard to its conflict of laws principles.

     13. Amendments and Waivers. Neither this Registration Agreement nor any term hereof may be changed, waived, discharged or terminated orally or in writing, except that any term of this Registration Agreement may be amended and the observance of any such term may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of PSC and Shareholder; provided, however, that no such amendment or waiver shall affect the provisions of this Section 13 and no such waiver shall extend to or affect any other obligation not expressly waived.

     14. Severability. Should any Section or any part of a Section within this Registration Agreement be rendered void, invalid or unenforceable by any court of law for any reason, such invalidity or unenforceability shall not void or render invalid or unenforceable any other Section or part of a Section in this Registration Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Registration Agreement as of the day and year first above written.

                                        PHYSICIANS' SPECIALTY CORP.


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                                        By:

                                        Title:


                                        SHAREHOLDER


                                        By: